SCHEDULE 14-A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Panhandle Royalty Company
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Notice of Annual Shareholders Meeting
Proxy Statement
Voting Securities
PROPOSAL 1 — Election of Directors
Nominees for Election to the Board of Directors In 2007
Directors Whose Terms Continue Beyond the 2007 Annual Meeting and Who Are Not Subject to Election This Year
Compensation of Directors
Transactions With Directors
Beneficial Ownership of Common Stock
Report of the Audit Committee
Executive Officers
Executive Compensation
Report of Compensation Committee on Executive Compensation
Stock Performance Graph
PROPOSAL 2 — Increase in Amount of Authorized Common Stock
PROPOSAL 3 — Name Change to Panhandle Oil and Gas Inc.

Notice of Annual Shareholders Meeting
To be held March 8, 2007
Notice is hereby given that the annual meeting of the shareholders of Panhandle Royalty Company will be held at the Waterford Marriott, 6300 Waterford Boulevard (63rd and North Pennsylvania), Oklahoma City, Oklahoma, on March 8, 2007, at 9:00 a.m., local time, for the following purposes:
1.	To elect three directors for terms of three years;

2.	To consider and vote upon a proposal to increase the authorized shares of Class A common stock (“Common Stock”) from 12,000,000 shares to 24,000,000 shares;

3.	To consider and vote upon a proposal to change the Company’s name to Panhandle Oil and Gas Inc.; and

4.	To consider and act upon any other matter as may properly come before the meeting or any adjournment or postponement thereof.
Shareholders of record at the close of business on January 18, 2007 shall be entitled to vote at the meeting and any adjournments.
If you do not expect to attend the meeting in person, please mark, date and sign the enclosed proxy card and return it in the prepaid envelope enclosed for your convenience.
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.
PLEASE VOTE!

By Order of the Board of Directors

Lonnie J. Lowry, Vice President, Controller and Secretary
Oklahoma City, Oklahoma
January 26, 2007

Proxy Statement
     The accompanying proxy is solicited by the Board of Directors of Panhandle Royalty Company, an Oklahoma corporation (the “Company”), for use at the annual meeting of shareholders (the “meeting”) to be held Thursday, March 8, 2007, and at any adjournment or postponement thereof.
     When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon. If no direction is indicated, the persons named on the enclosed proxy will vote the proxy for the nominees for director set forth thereon. Should other matters come before the meeting, the proxy will be voted as the Board of Directors of the Company may, in its discretion, determine.
     If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it is exercised, by signing and sending to the Company a later dated proxy or a written revocation, or by attending the meeting and voting in person.
     The mailing address of the Company is 5400 N. Grand Boulevard, Suite 305, Oklahoma City, OK 73112-5688. It is anticipated that the proxies and proxy statements will be mailed to shareholders beginning on or about January 26, 2007.
     The cost of soliciting proxies for the meeting will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage firms, banks and other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse these institutions for their reasonable costs. No solicitation is to be made by specially engaged employees or other paid solicitors.
Voting Securities
     The Amended Certificate of Incorporation of the Company provides for one vote for each share of Common Stock outstanding. At the meeting, each holder of Common Stock will be entitled to cast one vote per share of Common Stock owned. Votes may be cast by shareholders either in person or by proxy.
     All holders of Common Stock of record at the close of business on January 18, 2007 will be eligible to vote. As of January 18, 2007, there were 8,422,529 shares of Common Stock outstanding owned by approximately 4,300 shareholders.
     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for a quorum at the meeting. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The approval of Proposal No. 2 and Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock.
     Abstentions will be counted for the purpose of determining the existence of a quorum and will have the same effect as a negative vote on matters other than the election of directors. If a nominee holding shares for a beneficial owner indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or otherwise does not vote such shares, these shares will not

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be considered as present and entitled to vote in respect to that matter, but will be counted for the purpose of determining the existence of a quorum.
     A proxy is enclosed for your signature. Please return it immediately, dated and signed.
     Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring a proxy signed by the person in whose name your shares are registered to the annual meeting.
     The Company knows of no arrangements which would result in a change in control of the Company at any future date.
PROPOSAL 1 — Election of Directors
     The following persons are the present directors of the Company:

		Positions and Offices	Served As
		Presently Held with	Director	Present
Name	Age	the Company	Since	Term Ends
Bruce M. Bell (2)(3)(4)	65	Director	2004	2007

Michael C. Coffman	53	Director, Co-President, Chief Financial Officer and Treasurer	2006	2008

Ben D. Hare	61	Director, Co-President, Chief Operating Officer	2006	2008

E. Chris Kauffman (4)	66	Director, Chairman of the Board	1991	2009

Robert O. Lorenz (1)(2)	60	Director	2003	2007

Robert A. Reece (1)(3)(4)	62	Director	1986	2008

Robert E. Robotti (1)(2)	53	Director	2004	2007

H. Grant Swartzwelder (1)(2)(3)	43	Director	2002	2009

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

(4)	Member of the Retirement Committee
     There are three vacancies for three-year terms beginning 2007. Nominees for the vacancies are Bruce M. Bell, Robert O. Lorenz, and Robert E. Robotti. These nominees were recommended by the Nominating Committee and approved by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as director. However, if any nominee should be unable for any reason to accept nomination or election, it is the intention of the persons named in the enclosed proxy to vote those proxies for the election of such other person or persons as the Board of Directors may in its discretion determine.

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     The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the three directorships to be filled at the annual meeting will be filled by the three nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.
Nominees for Election to the Board of Directors In 2007
     Bruce M. Bell has during the past five years been CEO of Post Oak Oil Company (oil and gas exploration and production) and CEO and President of Edrio Oil Co. Inc. (oil and gas exploration and production), both of Oklahoma City, OK. He also is past chairman of the Mid-Continent Oil & Gas Association (oil and gas trade association). Dr. Bell holds a Ph.D. degree in paleontology.
     Robert O. Lorenz is a former audit partner of Arthur Andersen LLP. He served as the managing partner of the Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from Arthur Andersen in 2002. He currently serves as a director of OGE Energy Corp (a regulated utility which is engaged in natural gas transportation) and Infinity Inc. (oil and gas exploration and development) and served as a director of Kerr- McGee Corporation until August 2006 when it was acquired by Anadarko Petroleum Corporation.
     Robert E. Robotti for the past five years has been the CEO of Robotti & Company, LLC, a registered broker-dealer, CEO of Robotti & Company Advisors, LLC, a registered investment advisor, and managing member of the Ravenswood Investment Company, LP, an investment partnership, all located in New York City. Mr. Robotti is a certified public accountant and holds a MBA degree. He is a member of the New York Society of Security Analysts.
The Board of Directors Recommends That The Shareholders Elect
Bruce M. Bell, Robert O. Lorenz and Robert E. Robotti
Directors Whose Terms Continue Beyond the 2007 Annual Meeting and Who Are Not Subject to Election This Year
Directors Whose Terms Expire in 2008
     Michael C. Coffman has worked in public accounting and as a financial officer with companies involved in the oil and gas industry since 1975. He has been an officer of the Company since 1990 and Co-President since 2006. Mr. Coffman is a certified public accountant.
     Ben D. Hare was elected Vice-President, Chief Operating Officer of the Company in 2004 and Co-President in 2006. From 2000 to 2004, he was president of Cazador Enterprises, LLC and a vice president of Legends Exploration LP, Houston, Texas, involved in management consultation and oil and gas exploration and production. From 1994 to 2000, he was employed by Vastar Resources, Inc, an oil and gas exploration and production company, with his last assignment being chief geologist. Mr. Hare was a director of the Company from 2002 to 2004. He holds a Ph.D. degree in geology.

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     Robert A. Reece is an attorney and for more than five years has been of counsel with the law firm of Crowe & Dunlevy and active in the management of his family’s investments. He is also a director of NBC Bank, Oklahoma City, OK. He holds a MBA degree.
Directors Whose Terms Expire in 2009
     E. Chris Kauffman is vice president, secretary and treasurer of Campbell-Kauffman, Inc., an independent insurance agency in Oklahoma City. He has been involved with the agency since its formation in 1981. He is chairman of the Central Oklahoma Transportation & Parking Authority Trust. He has served as Chairman of the Board of the Company since 2005.
     H. Grant Swartzwelder is president of PetroGrowth Advisors, Irving, Texas, a merchant banking and venture capital firm for oil field service companies which he founded in 1998. Prior to 1998, he was vice president of Principal Financial Securities, Inc. of Dallas, Texas, an investment-banking firm. He holds a Bachelor of Science degree in Petroleum Engineering and a MBA degree.
     None of the organizations described in the business experiences of the Company’s directors and officers are parents, subsidiaries or affiliates of the Company.
Meetings and Committees of the Board of Directors
     During the fiscal year ended September 30, 2006, the Board of Directors held seven meetings. At each meeting, a quorum of directors was present. No director attended less than 75% of the total number of meetings held during the period. The Company expects all of its directors to attend each annual meeting of shareholders. All directors attended the 2006 annual meeting.
     The Board has determined that under the rules of the American Stock Exchange the following directors are independent: Messrs. Bell, Lorenz, Reece, Robotti and Swartzwelder.
     The Board of Directors has four committees: Audit, Compensation, Nominating and Retirement. The Audit, Compensation and Nominating Committees are comprised entirely of independent directors.
     Information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during the fiscal year is set forth in the “Report of The Audit Committee” included in this proxy statement. Each member of the Audit Committee meets all the applicable independence and financial literacy requirements of the American Stock Exchange and the Securities and Exchange Commission. Robert O. Lorenz has been determined by the Board to meet the “audit committee financial expert” requirements of the Securities and Exchange Commission and the American Stock Exchange. In December 2005, the Board reaffirmed the Audit Committee Charter adopted in December, 2004 which can be viewed at the Company’s website: www.panra.com.
     The Compensation Committee, comprised of Bruce M. Bell, Robert O. Lorenz, Robert E. Robotti and H. Grant Swartzwelder, met twice during fiscal 2006. The Committee reviews officer performance and recommends to the Board of Directors compensation amounts for officers and directors. The Compensation Committee Charter can be viewed at the Company’s website: www.panra.com.
     The Nominating Committee is comprised of Bruce M. Bell, Robert A. Reece and H. Grant Swartzwelder. The Nominating Committee Charter outlining its duties and responsibilities can be

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viewed on the Company’s website: www.panra.com. The principal functions of the Nominating Committee are to: identify individuals qualified to become members of the Board of Directors; recommend to the Board when new members should be added to the Board; recommend to the Board individuals to fill vacant Board positions; and recommend to the Board nominees for election as directors at the annual meeting of shareholders. The Nominating Committee will consider nominees proposed by shareholders of the Company. Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Nominating Committee will review the candidate’s character, wisdom, acumen, business experiences and understanding of the Company’s business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities. To recommend a prospective nominee for the Committee’s consideration, shareholders should submit the above information in writing to Panhandle Royalty Company, Attention: Secretary, 5400 N. Grand Boulevard, Suite 305, Oklahoma City, OK 73112-5688. Any such submission must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.
     The Retirement Committee, comprised of Bruce M. Bell, E. Chris Kauffman and Robert A. Reece, oversees the administration of the Company’s Employee Stock Ownership and 401(k) Plan and Trust (“ESOP”). This Committee met twice during the year.
Compensation of Directors
     The following outlines the compensation plan for the Company’s directors for services in all capacities.
     Effective January 1, 2005, outside directors were paid annual retainers of $10,000, plus a $1,000 fee and travel expenses for attending each meeting of the Board of Directors and a $1,000 fee for attending each committee meeting. The chairmen of the Audit, Compensation and Nominating Committees received additional annual retainers of $5,000, $2,500 and $1,000, respectively. Any director who traveled over 50 miles to attend a meeting received an additional $100 for each meeting.
     Effective January 1, 2006, outside directors are paid an annual retainer of $10,000, plus a $1,000 fee and travel expenses for attending each meeting of the Board of Directors and a $1,000 fee for attending each committee meeting. Any director who travels over 50 miles to attend a meeting receives an additional $500 for each meeting. The Chairman of the Board of Directors (who is not an employee of the Company) and the chairmen of the Audit, Compensation and Nominating Committees receive additional annual retainers of $15,000, $10,000, $2,500 and $1,000, respectively. These retainers and fees were frozen for two years beginning January 1, 2006. The annual retainers are paid to the directors on January 15 of each year.
     Outside directors may elect to be included in the Panhandle Royalty Company Deferred Compensation Plan For Non-Employee Directors (the “Plan”). The Plan provides that each eligible director can individually elect to receive shares of Company stock rather than cash for the yearly retainer, Board meeting fees or Board committee meeting fees. These unissued shares are credited to each director’s deferred fee account at the fair market value of the shares (i) on the date of the meeting for Board and committee meetings, and (ii) on January 15 of each year for the annual retainers. Upon retirement, termination or death of the director or upon a change in control of the Company, the shares accrued under the Plan will be issued to the director. All directors are participating in the Plan.

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Transactions With Directors
     The Company has entered into indemnification agreements with its directors and executive officers.
     During fiscal 2006, the Company purchased director’s and officer’s liability and other miscellaneous insurance policies through the Campbell-Kauffman, Inc. insurance agency for premiums aggregating $110,300. The Company believes that the premiums and terms of the insurance policies were at market rates and on market terms.
Beneficial Ownership of Common Stock
     The following table sets forth information with respect to the shares of Common Stock owned beneficially as of January 18, 2007 by all persons who own or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and executive officer and by all directors and executive officers as a group.

	Amount of Shares
Name of Beneficial Owner	Beneficially Owned(3)(4)	Percent of Class
Bruce M. Bell (1)	600	*

Michael C. Coffman (1)(2)	111,802	1.3%

Ben D. Hare (1)(2)	8,036	*

E. Chris Kauffman (1)(2)	27,900	*

Robert O. Lorenz (1)	1,200	*

Robert A. Reece (1)	50,176	*

H. Grant Swartzwelder (1)	5,172	*

Lonnie J. Lowry (2)	6,326	*

Ben Spriestersbach (2)	3,732	*

Robert E. Robotti (1)	559,732	6.6%
c/o Robotti & Company, LLC 52 Vanderbilt Avenue New York, NY 10017

All directors and officers as a group (10 persons)	774,676	9.2%

*	Less than 1% owned

(1)	Director

(2)	Executive Officer

(3)	All share amounts reflect the Company’s 2-for-1 stock split effected in January 2006.

(4)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

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Report of the Audit Committee
     During fiscal 2006, the Audit Committee is currently composed of four independent directors: Robert O. Lorenz, Robert A. Reece, Robert E. Robotti and H. Grant Swartzwelder. The Board of Directors has determined that all committee members are independent and that Mr. Lorenz is an “audit committee financial expert,” as defined by Securities and Exchange Commission guidelines and the rules of the American Stock Exchange.
     The Audit Committee Charter was reaffirmed by the Board of Directors in December, 2005, and was last revised and adopted in December, 2004. A copy can be viewed on the Company’s website: www.panra.com. Five meetings of the Committee were held during fiscal 2006.
     The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control over financial reporting.
     In fulfilling its responsibilities, the Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Committee discussed with the independent auditors its independence from management and the Company, including matters in the written disclosures received from the independent auditors as required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committee).
     The Committee met with the independent auditors, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
     The Committee also met with the independent auditors and management subsequent to the end of each of the first three fiscal quarters. At these meetings, the independent auditors’ review results were presented and discussed and discussions were held with management concerning the quarterly results.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission.

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Independent Accountants’ Fees and Services
     The following sets forth fees for the audit and other services provided by Ernst & Young LLP for the fiscal years ended September 30, 2005 and September 30, 2006:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees (1)	$232,800	$249,825

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees	$—	$—

(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements and internal control audits required by Section 404 of the Sarbanes-Oxley Act.
     All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Charter which can be viewed on the Company’s website: www.panra.com.
     For fiscal 2007, the Audit Committee has selected Ernst & Young LLP to conduct quarterly reviews for the first three fiscal quarters, and expects to select Ernst & Young LLP as independent auditor for the fiscal 2007 audit.
     A representative of Ernst & Young LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if so desired.
Audit Committee
     Robert O. Lorenz — Chairman
     Robert A. Reece
     Robert E. Robotti
     H. Grant Swartzwelder
Executive Officers
     The following is a list of the current executive officers of the Company. All officers hold office at the discretion of the Board of Directors and may be removed from office, with or without cause, at any time by the Board of Directors.

		Positions and Offices Presently Held	Officer
Name	Age	With The Company	Since
E. Chris Kauffman	66	Chairman of the Board	2005

Michael C. Coffman	53	Co-President, Chief Financial Officer and Treasurer	1990

Ben D. Hare	61	Co-President, Chief Operating Officer	2004

Lonnie J. Lowry	54	Vice President, Controller and Secretary	2006

Ben Spriestersbach	55	Vice President of Land	2005

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     All those named above also hold office in the Company’s wholly-owned subsidiary, Wood Oil Company.
     Lonnie J. Lowry was elected Vice President, Controller and Secretary in 2006. From 2001 to 2006 he served as Controller of the Company. He was controller of Wood Oil Company when acquired by Panhandle in 2001.
     Ben Spriestersbach was elected Vice President of Land of the Company in 2005. From 2002 through 2004, he served as Land Manager of the Company. From 1989 to 2001, he worked for Farmers Union Cooperative Royalty Company (an oil and gas royalty company), last serving as assistant secretary-treasurer. Mr. Spriestersbach is a certified professional landman.
Executive Compensation
     The table below sets forth information for the three most recently completed fiscal years concerning compensation paid to executive officers in those fiscal years for services in all capacities.

Summary Annual Compensation Table
					All Other
Name and Principal Position	Fiscal Year		Salary	Bonus	Compensation
HW Peace II	2006	(1)	$103,333	$60,750	$24,613	(2)
President, Chief Executive Officer	2005		$195,000	$35,600	$34,590	(2)
	2004		$177,500	$25,600	$30,465	(2)

Michael C. Coffman	2006		$166,125	$37,750	$30,281	(3)
Co-President, Chief Financial Officer	2005		$136,500	$25,600	$24,315	(3)
and Treasurer	2004		$125,000	$15,600	$21,090	(3)

Ben D. Hare	2006		$166,125	$37,750	$30,281	(4)
Co-President, Chief Operating Officer	2005		$136,500	$20,600	$23,565	(4)

Lonnie J. Lowry
Vice President, Controller and Secretary	2006		$111,375	$15,750	$19,069	(5)

Ben Spriestersbach
Vice President of Land	2006		$98,950	$20,750	$17,940	(6)

(1)	For the period from October 1, 2005 to March 1, 2006 when Mr. Peace retired.

(2)	Represents the value of 1,367 shares for fiscal 2006, 1,616 shares for fiscal 2005 and 3,542 shares for fiscal 2004, of Company stock contributed to the ESOP on Mr. Peace’s behalf.*

(3)	Represents the value of 1,682 shares for fiscal 2006, 1,136 shares for fiscal 2005, and 3,452 shares for fiscal 2004, of Company stock contributed to the ESOP on Mr. Coffman’s behalf.*

(4)	Represents the value of 1,682 shares for fiscal 2006, 1,100 shares for fiscal 2005 of Company stock contributed to the ESOP on Mr. Hare’s behalf.*

(5)	Represents the value of 1,059 shares for fiscal 2006 of Company stock contributed to the ESOP on Mr. Lowry’s behalf.

(6)	Represents the value of 996 shares for fiscal 2006 of Company stock contributed to the ESOP on Mr. Spriestersbach’s behalf.

*	Share amounts for fiscal 2004 and 2005 are adjusted for the Company’s 2-for-1 stock split effected in January 2006.

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     The ESOP is a non-voluntary, non-contributory defined contribution plan, and serves as the retirement plan for the Company’s employees. Contributions are at the discretion of the Board of Directors and, to date, all contributions have been made in shares of Company stock. Contributions are allocated to all participants in proportion to their salaries for the plan year and 100% vesting occurs after three years of service.
     The Company has no stock incentive plans or other long term compensation plans.
Report of Compensation Committee on Executive Compensation
     The Compensation Committee oversees the Company’s executive compensation program. In December of each year, base salaries of officers are set for the next calendar year and bonuses are determined based on the Company’s most recently completed fiscal year (which ends on September 30). The Compensation Committee makes recommendations to the Board of Directors which makes the final decisions.
     The Compensation Committee has prepared the following report on the Company’s policies with respect to the compensation of executive officers for fiscal 2006.
Philosophy and Program Components
     The Company’s philosophy is to provide a compensation program that will attract, retain and reward the officers who contribute to the Company’s success and to motivate the officers to develop and execute current and long-term business strategies and goals. The components of officer compensation are base salary and annual cash bonuses. Officers also participate in benefit plans which are available to all employees. The Company believes that a portion of officer compensation should be based on performance of both the officer and the Company, thus, the annual cash bonus is considered performance based compensation. The Company does not offer any stock incentive plans to officers or employees and has no employment contracts or change-in-control arrangements with any of its officers or employees.
Base Salary and Bonus
     Base salaries and bonuses for officers were based upon the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative, contribution to the Company’s overall performance, handling of special projects or events during the year and yearly financial and operating results comparison to the Company’s business plan. Base salaries for officers are reviewed and compared to similar positions in the Company’s industry. The Company has made a concerted effort in the last few years to bring its compensation levels up to those of comparably-sized companies in the oil and gas industry.
Chief Executive Officer Compensation
     During fiscal 2006, HW Peace II, President and Chief Executive Officer until March 1, 2006, received a salary based on $200,000 for calendar year 2006, a performance bonus of $45,750 and a retirement bonus of $15,000. The performance bonus was based on fiscal 2005 financial operating results. The Company achieved record total revenues and net income in fiscal 2005.

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Co-Presidents’ Compensation
     In March 2006, Michael C. Coffman and Ben D. Hare were promoted to Co-Presidents of the Company. In recognition of this promotion, the salaries of Messrs. Coffman and Hare were each increased from $139,500 to $175,000. In December 2005, prior to their promotion, Messrs. Coffman and Hare each received a performance bonus of $37,750 in their capacities as Vice Presidents. The salary increases were principally based upon their promotion from Vice Presidents to Co-Presidents. Their performance bonuses were based on fiscal 2005 financial operating results. The Company achieved record total revenues and net income in fiscal 2005.
Compensation Committee Interlocks and Insider Participation
     No current member of the Compensation Committee is an officer or employee of the Company and all members are independent directors.
Compensation Committee
     H. Grant Swartzwelder — Chairman
     Bruce M. Bell
     Robert O. Lorenz
     Robert E. Robotti
Stock Performance Graph
     The following graph compares the performances of the Company’s Common Stock to the Standard & Poor’s Small Cap 600 Index (“S&P Small Cap 600 Index”) and to the Standard & Poor’s Oil & Gas Exploration and Production Index (“S&P Oil & Gas Exploration & Production”). The graph assumes that the amount of investment was $100 on September 30, 2001 and that all dividends were reinvested.

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
PANHANDLE ROYALTY COMPANY	100.00	97.79	154.96	237.98	598.41	508.38

S & P SMALLCAP 600	100.00	98.21	124.59	155.20	188.13	201.60

S & P OIL & GAS EXPLORATION & PRODUCTION	100.00	111.40	121.48	184.36	328.40	321.41

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COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PANHANDLE ROYALTY COMPANY, THE S & P SMALLCAP 600 INDEX
AND THE S & P OIL & GAS EXPLORATION & PRODUCTION INDEX

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.
Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
PROPOSAL 2 — Increase in Amount of Authorized Common Stock
     The Board has unanimously approved and recommends that the shareholders adopt an amendment to the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock from 12,000,000 shares to 24,000,000 shares.
     As of January 18, 2007, there were 8,422,529 shares of Common Stock issued and outstanding leaving 3,577,471 authorized shares available for issuance by the Board.
     The proposed increase in the number of authorized shares of Common Stock would allow the remaining unissued shares to be used by the Board in the future for proper corporate purposes without

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further shareholder action (subject to applicable statutes or the rules of the American Stock Exchange). For example, the shares may be issued as future stock dividends, or for strategic transactions such as acquisitions of oil and gas reserves or business combinations in which Common Stock may be issued for all or part of the purchase price. The Company does not have any current plans or intentions to issue any of the proposed additional authorized shares of Common Stock.
     The increase in the number of authorized shares will not alter any existing rights, powers or privileges of the holders of the Common Stock.
     A brief summary of the rights, powers and privileges of the Common Stock follows: the Common Stock has no redemption, conversion, sinking fund provisions or other similar rights. On liquidation of the Company, the holders of Common Stock are entitled to share ratably together with the holders of non-voting Class B Common Stock (500 shares outstanding) in the net assets of the Company available for distribution. Holders of Common Stock are entitled to such dividends as may be declared by the Board from funds legally available therefore. Each share of Common Stock is entitled to one vote with respect to matters presented to the shareholders. The Common Stock does not have preemptive rights, which means they do not have the right to purchase any new issuance of Common Stock in order to maintain their proportionate interests in the Company. Accordingly, the issuance of authorized shares may dilute the percentage interests of current shareholders.
     The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on this proposal is required for the adoption of the proposed amendment to the Company’s Amended Certificate of Incorporation. Abstentions and broken non-votes will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
“FOR” PROPOSAL 2 TO APPROVE THE INCREASE IN AMOUNT OF
AUTHORIZED COMMON STOCK
REMEMBER THAT ANY UNRETURNED PROXY WILL HAVE THE SAME
EFFECT AS A NEGATIVE VOTE
PLEASE VOTE!
PROPOSAL 3 — Name Change to Panhandle Oil and Gas Inc.
     The Board of Directors has unanimously approved and recommends that the shareholders adopt an amendment to the Company’s Amended Certificate of Incorporation to change the name of the Company to Panhandle Oil and Gas Inc. in order to more accurately describe its current business operations.
     The Company was founded in 1926 as Panhandle Cooperative Royalty Association to own and manage mineral acreage and mineral royalties in Oklahoma. Since then, the Company’s business has dramatically changed. In 1979, it was incorporated in Oklahoma as a business corporation under the name Panhandle Royalty Company. In the 1980’s, the Company began to significantly change its business strategy by using its mineral acreage ownership to participate as a working interest owner in wells drilled on its mineral acreage. Since the 1990’s, this change has accelerated to the point where today the Company’s working interests, as opposed to royalty interests, in oil and gas wells generate over 70% of the Company’s oil and gas revenues.

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     The Board believes the change in name will clear up confusion as to the nature of Panhandle’s business. The inclusion of Royalty in the name has led many to think the Company operates as a royalty trust or that the Company owns only royalty interests in oil and gas wells, neither of which is accurate. The recommended name change is a solution to this problem and the Board of Directors urges each shareholder to vote to change the Company’s name in order to reflect the current operating status of the Company.
     The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on this proposal is required for the adoption of the proposed amendment to the Company’s Amended Certificate of Incorporation. Abstentions and broken non-votes will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
“FOR” PROPOSAL 3 TO APPROVE THE CHANGE OF THE COMPANY’S NAME
REMEMBER THAT ANY UNRETURNED PROXY WILL HAVE THE SAME
EFFECT AS A NEGATIVE VOTE
PLEASE VOTE!
Code of Ethics
     The Board of Directors has adopted a Code of Ethics for senior financial officers. The Company’s President and Chief Executive Officer, Co-Presidents and Controller were required to sign the code and will be held to the standards outlined. In addition, the Board of Directors adopted a Code of Ethics and Business Practices applicable to all directors, officers and employees of the Company. Copies of both codes of ethics are available at the Company’s website: www.panra.com.
Shareholder Communications with the Board of Directors
     The Company provides an informal process for shareholders to send communications to its Board of Directors. Shareholders who wish to contact the Board of Directors or any of its individual members may do so by writing to: The Board of Directors, Panhandle Royalty Company, 5400 N. Grand Boulevard, Suite 305, Oklahoma City, OK 73112-5688. Correspondence directed to any individual Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Chairman of the Board.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock (collectively “reporting persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports. Based upon a review of the filings with the Securities and Exchange Commission and representations that no other reports were filed, the Company believes that during fiscal 2006 all directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of E. Chris Kauffman who filed a late report on August 21, 2006 relating to 1,000 shares bought on August 15, 2006.

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Shareholder Proposals
     Proposals of shareholders intended to be presented at the next annual meeting of shareholders in February 2007, and to be included in the proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received by the Company on or before September 27, 2007. Any such proposals should be in writing and be sent by certified mail, return receipt requested, to the Company’s principal office address shown above.
Annual Financial Report
     Copies of the Annual Report to Shareholders for fiscal 2006 are being mailed simultaneously with this proxy statement.
Form 10-K
     A copy of the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the Securities and Exchange Commission is included in the Annual Report to Shareholders enclosed herewith. Should you wish, a separate Form 10-K is available, free of charge, upon written request made to the Company at the address set forth below, or can be viewed on the Company’s website: www.panra.com.
Lonnie J. Lowry, Vice President,
Controller and Secretary
5400 N. Grand Boulevard, Suite 305
Oklahoma City, OK 73112-5688
Other Matters
     Management knows of no other matters to be brought before the meeting. However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxy. Whether shareholders plan to attend the meeting or not, they are respectfully urged to sign, date and return the enclosed proxy, which will be returned to them at the meeting if they are present and so request.

By Order of the Board of Directors

Lonnie J. Lowry, Vice President, Controller and Secretary
January 26, 2007

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PROXY
Panhandle Royalty Company
Grand Centre, Suite 305, 5400 North Grand Blvd.
Oklahoma City, Ok 73112-5688
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints L. Kelly Harris and Linda K. Schwartz, or any of them, as proxies each with full power of substitution, to represent and vote all of the shares of Class A Common Stock of Panhandle Royalty Company held of record by the undersigned on January 18, 2007, at the annual meeting of shareholders to be held on March 8, 2007, or any adjournment or postponement thereof. Should other matters properly come before the meeting, the proxies are further authorized to vote thereon, in their discretion.

1.	ELECTION OF DIRECTORS (Three vacancies, each for a 3-year term)

	Bruce M. Bell	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR
	Robert O. Lorenz	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR
	Robert E. Robotti	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR

2.	INCREASE IN AMOUNT OF AUTHORIZED COMMON STOCK

	☐ FOR	☐ AGAINST

3.	NAME CHANGE TO PANHANDLE OIL AND GAS INC.

	☐ FOR	☐ AGAINST
(Please Sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

DATED:	, 2007

SIGNATURE

SIGNATURE, IF HELD JOINTLY
WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.